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                                                                 Exhibit (10)(n)

                  THIRD AMENDMENT OF THE SUNDSTRAND CORPORATION
                           1989 RESTRICTED STOCK PLAN


           WHEREAS, the Sundstrand Corporation 1989 Restricted Stock Plan (the "Plan") was approved by the stockholders of the Corporation at the Corporation's April 20, 1989 annual meeting; and

           WHEREAS, the Plan has previously been amended on two prior occasions by resolutions adopted by the Corporation's Board of Directors, the first one being adopted at the Board's meeting on August 7, 1990, and the second one being adopted at the Board's meeting on November 21, 1995; and

           WHEREAS, by the second amendment adopted by the Corporation's Board of Directors at its November 21, 1995, meeting participants in the Plan were granted an election to defer the removal of restrictions imposed on restricted shares granted under the Plan pursuant to guidelines to be established by the Compensation Committee of the Board, which guidelines have not been established; and

           WHEREAS, the Compensation Committee of the Board of Directors of Sundstrand Corporation at its meeting of November 19, 1996, adopted an administrative rule providing for the vesting of restricted shares granted under the Plan as of the first day of each month; and

           WHEREAS, it has been determined that it is appropriate to further amend the Plan to modify the "Change in Control" provisions and to specifically limit the ability to amend the Plan with respect to certain participants who have entered into agreements with the Corporation.

           NOW, THEREFORE, the Sundstrand Corporation 1989 Restricted Stock Plan is hereby amended by this Third Amendment effective June 1, 1998, as follows:

         1. Subparagraph (f) of Section 6 of the Plan is amended to read as follows:

           "(f) Notwithstanding any other terms and conditions contained in the Plan, the restrictions provided in this Section 6 shall automatically cease in the event of a Change in Control described below in this subparagraph:

         'Change in Control' shall mean any of the following events:

                  (i) The acquisition (other than from Sundstrand) by any person (as such term is defined in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the1934 Act) of twenty-five percent (25%) or more of the combined voting power of Sundstrand's then outstanding voting securities;


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                  (ii)     The individuals who, as of the date hereof, are
                           members of the Board of Directors of Sundstrand (the "Incumbent Board"), cease for any reason to constitute a majority of the Board of Directors of Sundstrand, unless the election, or nomination for election by Sundstrand stockholders, of any new director was approved by a vote of a majority of the Incumbent Board, and such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

                  (iii) (A) A merger or consolidation involving Sundstrand (or any direct or indirect subsidiary of Sundstrand) or (B) the issuance of shares of capital stock of Sundstrand in connection with a merger or consolidation involving Sundstrand (or any direct or indirect subsidiary of Sundstrand) if, in the case of clause (A) or clause (B), the stockholders of Sundstrand immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, immediately following such merger or consolidation, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the person issuing securities in the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of Sundstrand outstanding immediately before such merger or consolidation; provided, however, that for purposes of clause (A) and clause (B), voting securities of Sundstrand issued in connection with the merger or consolidation, including securities to cover stock options or cure "tainted" shares (whether issued in the merger or consolidation or pursuant to a public or private offering related thereto), shall be treated as having been issued in such merger or consolidation and not as having been outstanding immediately prior to such merger or consolidation or
                           (C) a complete liquidation or dissolution of Sundstrand or consummation of the same or other disposition of all or substantially all of the assets of Sundstrand.

                    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (i) of this subparagraph (f) of
         Section 6, solely because twenty-five percent (25%) or more of the combined voting power of Sundstrand's then outstanding voting securities is acquired by (I) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by Sundstrand or any of its subsidiaries or (II) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of Sundstrand in the same proportion as their ownership of stock in Sundstrand immediately prior to such acquisition."


         2.The first paragraph of Section 9 of the Plan is amended to read as follows:

         "This Plan may be amended at any time by the Board of Directors of Sundstrand, provided that since this Plan was approved by the Company's stockholders no such amendment may increase the maximum number of shares that may be issued pursuant to this Plan, except pursuant to

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         Section 4 hereof, without the further approval of the Company's stockholders; and, provided, further, that no such amendment may change the Plan in any way that (i) negatively impacts any benefit theretofore granted or accrued hereunder to any participant who is a party to an Agreement (as defined below) or (ii) in the event of a Change in Control, is adverse in any way to the rights of any participant who is a party to an Agreement (as defined below), in the case of either (i) or (ii) without the participant's prior written consent. The immediately preceding sentence may not under any circumstances be amended at any time after June 1, 1998 and any effort to amend such sentence shall be null, void and of no force or effect.

         The term "Agreement" means an employment, severance or other similar agreement between the Company and any of the individuals listed on an Exhibit which shall be prepared by and kept on file for such purpose with the Company's Vice President, Corporate Human Resources or any successor to such person filling the same or an equivalent position."

Executed at Rockford, Illinois as of the 1st day of June, 1998.

                                        SUNDSTRAND CORPORATION

                                        By: /s/ Paul Donovan
                                            ---------------------------
                                        Title:     Paul Donovan
                                                   Executive Vice President and
                                                   Chief Financial Officer


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                                     EXHIBIT
                     MAINTAINED PURSUANT TO SECTION 4 OF THE
                SUNDSTRAND CORPORATION 1989 RESTRICTED STOCK PLAN



           James R. Carlson
           James A. Cherry
           William R. Coole
           Paul Donovan
           DeWayne J. Fellows
           Mary Ann Hynes
           Robert H. Jenkins
           Ronald F. McKenna
           Gean B. Stalcup
           Patrick L. Thomas
           Neil D. Traubenberg
           David K. Whitehouse
           Patrick J. Winn